Exhibit 99.1

MDC PARTNERS INC.

SCHEDULE OF CURRENT AND POTENTIAL MARKETING
COMMUNICATIONS COMPANY OWNERSHIP

	% Owned at	Year of Initial	Put/Call Options
Company	12/31/13	Investment	2014	Thereafter
				(See Notes)
Consolidated:
Strategic Marketing Services
72andSunny	51.0%	2010	—	Note 1
Allison & Partners	51.0%	2010	—	Note 2
Anomaly	60.0%	2011	—	Note 3
Attention	60.8%	2009	—	Note 4
Bruce Mau Design	100.0%	2004	—	Note 5
Capital C Partners	100.0%	2010	—	Note 6
Colle + McVoy	95.0%	1999	100.0%	Note 7
Concentric Partners	70.0%	2011	—	Note 8
Crispin Porter + Bogusky	100.0%	2001	—	Note 9
Hello Design	49.0%	2004	—
Doner	30.0%	2012	70.0%	Note 10
HL Group Partners	93.8%	2007	—
kirshenbaum bond senecal + partners	100.0%	2004	—	Note 11
The Media Kitchen	100.0%	2010	—
Varick Media Management	100.0%	2010	—
Kwittken	60.0%	2010	—	Note 12
Laird + Partners	65.0%	2011	—	Note 13
Mono Advertising	49.9%	2004	75.0%	Note 14
Redscout	100.0%	2007	—
Sloane & Company	70.0%	2010	—	Note 15
Union	70.0%	2013	—	Note 16
Veritas	95.0%	1993	98.3%	Note 17
Vitro	81.6%	2004	—	Note 18
Yamamoto	100.0%	2000	—
Performance Marketing Services
6degrees Communications	74.6%	1993	77.3%	Note 19
Accent	100.0%	1999	—
Boom Marketing	85.0%	2005	—
Bryan Mills Iradesso	62.8%	1989	100.0%	Note 20
Integrated Media Solutions	100.0%	2010	—
Kenna Communications	80.0%	2010	—	Note 21
Kingsdale Partners LP	65.0%	2014	—	Note 22
LBN Partners	70.0%	2013		Note 23
Luntz Global Partners LLC	60.0%	2014	—	Note 24
Maxxcom Global Media	100.0%	2012	—
Northstar Research Partners	91.8%	1998	100.0%	Note 25
Relevent	60.0%	2010	—
RJ Palmer	100.0%	2011	—
Source Marketing	91.0%	1998	—	Note 26
TargetCast	100.0%	2012	—	Note 27
TargetCom	100.0%	2000	—
TEAM	100.0%	2010	—
Trade X	75.0%	2011	—	Note 28

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Notes

(1)	MDC has the right to increase its ownership interest in 72andSunny Partners LLC through acquisition of an incremental interest of up to 100% in 2016.

(2)	MDC has the right to increase its ownership interest in Allison & Partners LLC through acquisition of an incremental interest, and other holders have the right to put only upon termination to MDC the same incremental interest up to 100% of this entity in 2015.

(3)	MDC has the right to increase its ownership interest in Anomaly Partners LLC through acquisition of an incremental interest of up to 100% in 2015.

(4)	MDC has the right to increase its ownership in Attention Partners, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 100% only upon termination.

(5)	Effective January 24, 2013, MDC owns 100% of the equity interests of each of Bruce Mau Holdings Ltd. And Bruce Mau Design (USA) LLC.

(6)	During 2013, MDC acquired 100% of Capital C Partners LP.

(7)	MDC has the right to increase its economic ownership in Colle + McVoy, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 100% of this entity in 2014.

(8)	MDC has the right to increase its ownership in Concentric Partners LLC through acquisition of an incremental interest of up to 100% in 2016.

(9)	Includes Crispin Porter & Bogusky LLC, and certain other domestic and international operating subsidiaries.

(10)	MDC has the right to increase its ownership in Doner Partners LLC through conversion of preferred interests and/or acquisitions of incremental interests, up to 70% of this entity in 2014 and up to 100% in 2017.

(11)	Consists of Kirshenbaum Bond Senecal + Partners LLC, Kwittken PR LLC, Varick Media Management LLC, certain other domestic and international operating subsidiaries, and The Media Kitchen, a division of kirshenbaum bond senecal + partners.

(12)	MDC has the right to increase its ownership in Kwittken PR LLC through acquisitions of incremental interests, up to 100% of this entity in 2015.

(13)	MDC has the right to increase its ownership in Laird + Partners New York LLC through acquisition of an incremental interest of up to 100% in 2016.

(14)	MDC has the right to increase its ownership in Mono Advertising, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 75.0% in 2014.

(15)	MDC has the right to increase its ownership interest in Sloane & Company LLC through acquisition of incremental interests, and other interest holders have the right to put to MDC the same incremental interests up to 100% in 2015.

(16)	MDC has the right to increase its ownership in Union Advertising Canada, LP through acquisition of incremental interests, up to 80% of this entity in 2018, 90% in 2019, and 100% in 2020.

(17)	MDC has the right to increase its ownership in Veritas Communications Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 98.3% of this entity in 2014 and 100% in 2015.

(18)	MDC has the right to increase its ownership in Vitro Partners, LLC through acquisition interests, and other interest holders have the right to put to MDC the same incremental interests up to 88.1% of this entity in 2015, and up to 100% in 2017.

(19)	Subject to certain conditions, MDC has the right to increase its ownership in 6degrees Integrated Communications Corp. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 77.3% of this entity in 2014. Effective January 1, 2014, MDC acquired an additional 8.63%.

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(20)	MDC has the right to increase its ownership in Bryan Mills Iradesso, Corp. through acquisition of an incremental interest, and the other interest holders have the right to put to MDC the same incremental interest, up to 100% of this entity in 2014.

(21)	MDC has the right to increase its ownership interest in Kenna Communications LP through acquisition of an incremental interest, up to 100% in 2015.

(22)	MDC has the right to increase its ownership interest in Kingsdale Partners LP through acquisition of an incremental interest, up to 80% in 2015 and 100% in 2020 and other interest holders have the right to put to MDC under certain circumstances.

(23)	MDC has the right to increase its ownership interest in LBN Partners LLC through acquisition of an incremental interest, and the other interest holders have the right to put to MDC under certain circumstances the same incremental interest, up to 100% of this entity in 2018.

(24)	MDC has the right to increase its ownership interest in Luntz Global Partners LLC through acquisition of an incremental interest, and the other interest holders have the right to put to MDC the same incremental interest, up to 100% of this entity in 2019.

(25)	The Northstar Research Partners Group consists of Northstar Research Holdings USA LP and Northstar Research Holdings Canada Inc. MDC has the right to increase its ownership in Northstar Research Canada through acquisitions of incremental interests, and the other holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2014.

(26)	MDC has the right to increase its ownership in Source Marketing, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 100% in 2015. Effective January 1, 2014, MDC acquired an additional 4.0%.

(26)	MDC has the right to increase its ownership in TargetCast LLC through acquisitions of incremental interests. In February of 2014, MDC increased its ownership to 100%.

(27)	MDC has the right to increase its ownership interest in Trade X Partners LLC through acquisitions of incremental interests up to 100% in 2015.

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